Exhibit 99.2

Conceptual rendering RIOT PLATFORMS Q2 2026 EARNINGS August 10, 2026 NASDAQ: RIOT

TABLE OF CONTENTS S E C T I O N 2 : BUSINESS UPDATE DATA CENTERS S E C T I O N 1 : Q2 2026 KEY HIGHLIGHTS S E C T I O N 4 : Q2 2026 FINANCIAL UPDATE S E C T I O N 3 : FINANCING UPDATE 3 S E C T I O N 5 : CLOSING REMARKS

Q2 2026 K E Y H I G H L I G H T S S E C T I O N 1 : 4

• Executed Data Center Lease with a leading frontier AI lab for 191 MW of critical IT capacity • 20-year lease expected to generate $9.1B in total initial contract revenue with two 5-year extension options, if exercised, would generate $16.1B in total potential contract revenue • Commissioned and delivered first 25 MW of capacity in May 2026 • 25 MW expansion exercised by AMD is under construction and scheduled for full delivery in May 2027 • Advanced commercial and design discussions with full site under non-binding LOI to single tenant • Continued development and critical path procurement processes to maintain delivery timelines and derisk future execution • Continued sale of BTC inventory as primary funding source for equity component of data center total capital expenditures • Maintained strong liquidity position with $1.2B in total liquidity consisting of $666M in BTC and $549M of cash 1 KEY ACCOMPLISHMENTS 5 1.Bitcoin value based on a closing price of $58,527 on June 30, 2026, sourced from Coinbase. Cash balance is as of June 30, 2026, and includes restricted cash of $77.5 million and 5,821 in restricted bitcoin. Lease Signed with Leading Frontier AI Lab Corsicana Site Under LOI AMD Deployment On Track Strong Financial Position

BUSINESS UPDATE D A T A C E N T E R S S E C T I O N 2 : 6

191 MW Critical IT Capacity Dec 2027 Initial Deployment and Rent Commencement Two 5-Year Extension Options $9.1 Billion Total Contract Revenue 1 June 2028 Full Deployment $11.0-12.0M / IT MW Illustrative Capex Range4 80% – 90% Anticipated NOI Margin Range 20 Year Initial Term Upon Full Deployment2 1. Contract value for deployment over the entire term of the lease, including phased development starting Dec 2027. 2. Deployment will be delivered in phases, with the full deployment estimated to be delivered on the listed month above. 3. Morgan Stanley interim financing facility of up to $573 million. 4. Represents costs of new construction beyond existing infrastructure. DEAL HIGHLIGHTS Morgan Stanley Interim Financing3 IG-Backstop in Finalization RIOT SIGNS $9.1 BILLION DEAL WITH LEADING FRONTIER AI LAB AT ROCKDALE CAMPUS 7

Initial Capacity On-Schedule and De-Risked for Delivery in December 2027 Signed Lease with Leading Frontier AI Lab Phase 1 96 MW Delivered December 2027 Phase 2 95 MW Delivered June 2028 96 MW 191 MW TODAY Accelerated Design Strategy Defined Tenant BoD incorporated to reduce design timelines and enable rapid procurement. Full design and internal architecture completed. 1 Delivery Partners Selected Preferred partners with this specific leading frontier AI lab engaged to support execution and GMP development. 2 Vertical Integration Advantage Leveraged ESS Metron and E4A capabilities integrated into the delivery plan, accelerating substation development and reducing long-lead equipment risk. 3 Power Capacity Confirmed Required power availability secured and aligned with project delivery milestones. 4 Interim Financing Secured $573M interim financing provided by Morgan Stanley to fund procurement of LLE and maintain delivery milestones. 5 8

Rockdale Campus

AMD – 50 MW



PROGRESS UPDATES

Successfully Delivered Initial 25 MW to AMD On Schedule and On Budget

- Nearly complete design for second 25 MW deployment, enabling construction execution.
- Construction is underway, with the initial 10 MW RFS expected in November 2026 and the remaining 15 MW RFS expected in May 2027.
- Leveraging Riot's vertically integrated engineering capabilities through ESS Metron to support execution and schedule certainty.
- Strategic general contractor alignment continues to support disciplined project execution.

9

Average Annual Revenue1 $63.6 million $457 million $520 million Average Annual NOI Total Capital Expenditures3 1. Total Revenue based on contract value of the total length of each lease term, including annual escalators. Represents 50 MW currently contracted under the AMD lease. 2. Estimation based on an 80 – 90% NOI Margin range. 3. Excludes tenant fit out costs. 4. Represents the expected timeline of full capacity delivery on each respective lease shown. AMD (50 IT MW) Leading Frontier AI Lab (191 IT MW) Total (241 IT MW) Rockdale Pro Forma Critical IT MW Leased $51.0 million $365 – 411 million2 $416 – 462 million May 2027 June 2028 - Rockdale 391 IT MW Contract Potential Leading Frontier AI Lab Capacity 191 IT MW Contracted AMD Capacity 50 IT MW Contracted AMD Expansion Capacity 150 IT MW In 2026, Riot Has Secured $9.8 Billion of Data Center Revenue With Leading Players in the AI Ecosystem Full Deployment4 $170.2 million $2.1-2.3 billion $2.3-2.5 billion 10

S E C T I O N 3 : 11 FINANCING UPDATE Q 2 2 0 2 6

Strong Balance Sheet Allows Riot to deploy capital into current and future data center projects Capital Recycling Expected debt proceeds from initial 25 MW deployment will nearly double Riot’s initial equity contribution1 , with additional capacity for AMD’s second 25 MW deployment Capital Redeployment Proceeds from above will be redeployed into funding the equity requirement under the leading frontier AI lab project, avoiding any need for new equity issuance, while further extending the runway of our balance sheet Capital Recycling & Redeployment Disciplined Balance Sheet, and Recycling Lower Cost Proceeds to Fund Higher Return Projects 1.Based on previously announced $89.5 million capex budget 12 CAPITAL STRATEGY

Disciplined Capital Recycling

Riot's financing strategy drives development growth by leveraging a strong balance sheet and debt financing proceeds, reducing the need for external equity

AMD — REFINANCE STABILIZED CAPACITY

- **$180 million expected gross proceeds to redeploy into the leading frontier AI lab project**

INITIAL 25 MW DELIVERED - EXPECTED TERM LOAN

Expected term loan	~$180M
Less: initial 25 MW equity requirement already spent	~$90M
NET NEW PROCEEDS	**~$90M**

REDEPLOYED

SECOND 25 MW - $69M DELAYED DRAW TERM LOAN (DDTL)

Drawdown facility preserves balance sheet liquidity for new projects

Expected capex	~$81M
Less: DDTL proceeds (@85% LTC)	~$69M
NET EQUITY REQUIREMENT	**~$12M**

FUND NEW LEADING FRONTIER AI LAB PROJECT BUILDOUT

- **Net project equity to fund buildout is fully covered by existing balance sheet and expected term loan from AMD financing**

Expected capital expenditures	$2.1 – $2.3B
Less: estimated debt (@80% - 90% LTC)	$1.7 – $2.1B
Equity requirement	$210 – $460M
Less: expected term loan from AMD	$180M
NET EQUITY REQUIRED	**$30 – $280M**

TOTAL BALANCE SHEET LIQUIDITY $1.2B



$30M - $280M
NET EQUITY REQUIRED

Net project equity required for the leading frontier AI lab buildout will be funded primarily through existing liquidity position and expected debt financing

13

FINANCIAL UPDATE Q 2 2 0 2 6 S E C T I O N 4 : 14

RIOT PLATFORMS
Q2 2026

BY THE NUMBERS

FINANCIAL METRICS

$174M
Total Revenue
14% increase year-over-year

$(237)M
Net Income
Reflects several non-cash charges and mark to market pricing on BTC held

$(0.68)
Diluted EPS
Includes D&A, SBC, unrealized loss on BTC held[1]

$(70)M
Adjusted EBITDA
Adjusted for non-cash and unusual items[2]

DATA CENTER STATISTICS

25 MW
End-of-quarter Critical IT
contracted and delivered

$23M
Total Revenue
Reflects RFS of Riot's first data center deployment & fit-out

$5M
Operating Lease Revenue
Reflects delivery of full 25 MW AMD deployment in mid-May

84%
Operating Lease Gross Margin

POWER STATISTICS

3.6 c/kWh
Net Cost of Power
Represents one of the lowest costs of power in the industry[2]

$10M
Power Credits Equivalent of $6,335 per BTC mined

2.0 GW
Approx. Available Total Power Capacity
1,700 MW in Texas and 300 MW in Kentucky

BTC MINING STATISTICS

1,587
BTC Produced
Production of 17.4 BTC per day

11,380
BTC Held
Quarter-end value of $666.0M[3]

44.4 EH/s
Hash Rate Deployed
Accounting for ~4.6% of the global network[4]

$49,912
Cost to Mine per Bitcoin
Vertical-integration and power strategy drive low cost to mine[2]

1. Net income per share figure based on diluted shares outstanding.
2. See Appendix slides 28-29 for definitions, terms, and reconciliations.
3. Bitcoin value based on a closing price of $58,527 on June 30, 2026, sourced from Coinbase.
4. 'Global Network Hash Rate' quarter average sourced from Blockchain.com as of June 30, 2026.

15

DATA CENTER | Q2 2026 Data Center Revenues 16 • Delivered 84% operating lease gross margin / 91% base rent gross margin and grew AMD contracted capacity to 50 MW in Q2 • 25 MW of capacity delivered on schedule in May, with construction of next 25 MW underway • Tenant fit-out services include the procurement and installation of customer-specific equipment, reimbursed by the tenant on a cost-plus basis Q2 2026 Q1 2026 Q/Q Revenue Gross Profit Gross Margin Revenue Gross Profit Gross Margin Revenue Gross Profit Operating Lease (Recurring) $4.9M $4.1M 84% $0.9M $0.8M 91% +428% +389% Tenant Fit Out Services $18.3M $2.4M 13% $32.2M $1.5M 5% -43% +56% Total $23.2M $6.5M 28% $33.2M $2.4M 7% -30% +174% Base Rent1 (Recurring) $4.5M $4.1M 91% $0.9M $0.8M 94% +405% +389% 1. Base Rent is base rent as defined in the lease and recognized on a GAAP-basis, and excludes power reimbursement and Tenant Fit Out Services revenue and related costs.

Riot Engineering Provides a Key Competitive Advantage in the Delivery of Critical Data Center Components 17 Riot Engineering provides significant operational synergies • ESS Metron manufactures low and medium voltage switchgear and power distribution units – critical long lead-time components • Riot engineering supporting the procurement process for our data center strategy • Drives greater control of the supply chain and creates cost savings • Derisksthe delivery of a critical data center component • Servicing and maintenance expertise leads to operational efficiencies Data center sector represents 90% of current backlog 17 $10.6 $19.1 $21.1 $22.2 $37.3 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 $118.7 $159.6 $227.0 $193.4 $177.1 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Conversion cycle of backlog to revenue has improved dramatically with a 25% expansion of manufacturing capacity in 2026 Engineering Backlog ($M) Engineering Revenues Continue to Increase ($M)

CLOSING REMARKS S E C T I O N 5 : 18

Riot Maintains Strong Development Momentum Jan 2026 Announced Rockdale land acquisition and execution of first data center Lease with AMD May 2026 Phased AMD deployment of 25 MW May 2027 Additional phased AMD deployment of 25 MW Dec 2027 Phase 1 of leading frontier AI lab deployment of 96 MW 241 MW June 2028 Phase 2 of leading frontier AI lab deployment of 95 MW Fully developed portfolio of BTS data centers AMD Lease Phase 1-2 AMD Lease Phase 3-4 Leading Frontier AI Lab Lease Phase 1 146 MW 50 MW 25 MW ~1 GW Corsicana Full Campus LOI signed Corsicana LOI 1.3 GW+ Leading Frontier AI Lab Lease Phase 2 19

FUTURE FOCUS & THEMES 20 DELIVER CONTRACTED MEGAWATTS TO AMD AND ADVANCE THE LEADING FRONTIER AI LAB BUILDOUT ON SCHEDULE AND ON BUDGET CONVERT OUR CORSICANA LOI INTO AN EXECUTED LEASE CLOSE LOWER-COST PROJECT FINANCING THAT REFLECTS THE HIGH QUALITY OF OUR TENANTS AND OUR SITES ACTIVELY PURSUE GROWTH OF OUR POWER PIPELINE AND EXECUTE ACCRETIVE INVESTMENTS THAT COMPOUND VALUE IN OUR PORFOLIO

Q2 2026 DATA OPERATIONAL A P P E N D I X 21

Bitcoin Mining

Increasing Efficiency and Scale of Operations

Metric	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026
Avg. Hash Price ($/PH/s/Day)	$51	$56	$42	$34	$34
Avg. Network Hash Rate[1]	876 EH/s	948 EH/s	1,071EH/s	994 EH/s	957 EH/s
Cost to Mine[2]	$48,992	$46,324	$60,619	$44,629	$49,912
# of BTC produced	1,426	1,406	1,324	1,473	1,587

Ending Hash Rate Capacity / Uptime (%)



35.4 EH/s
36.5 EH/s
38.5 EH/s
42.5 EH/s
44.4 EH/s
87%
86%
89%
90%
87%
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Ending Hash Rate Capacity

Bitcoin Mining Revenue / Gross Margin – Bitcoin Mining[2] (%)



$140.9
$160.8
$131.7
$111.9
$113.7
50%
59%
39%
41%
30%
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Bitcoin Mining Revenue ($ million)

1. Sourced from Blockchain.com as of June 30, 2026.
2. See Appendix slides 28-29 for definitions, terms, and reconciliations.
3. Three months ended as of June 30, 2026.



21%
14%
65%

Riot Revenue Breakdown Q2 2026[1]

- Bitcoin Mining
- Data Centers
- Engineering

- Q2 2026 Bitcoin Mining Revenue of $113.7M and Gross Profit – Bitcoin Mining of $34.5M
- Industry leading Bitcoin Mining margins with an Q2 2026 Cost to Mine of $49,912 due to Riot's power strategy driving an all-in cost of power of 3.6c/kWh
- Strong hash rate utilization averaging 87% in Q2 2026, partially impacted by miner downtime in Kentucky during the month of May

RIOT

22

$46,313 $49,912 $9,934 $6,335 Q2 2026 Total Direct Costs per BTC Q2 2026 Power Credits Per BTC Q2 2026 Net Direct Costs per BTC $43,597 $48,992 $11,224 $5,829 Q2 2025 Total Direct Costs per BTC Q2 2025 Power Credits Per BTC Q2 2025 Net Direct Costs per BTC Q2 2025 vs. Q2 2026 Cost to Mine per BTC Q2 2025 1 1,426 BTC Mined Avg. BTC Price of $98,800 Q2 2026 2 1,587 BTC Mined Avg. BTC Price of $71,667 23 1.Three months ended as of June 30, 2025. See Appendix on slides 28-29 for definitions, terms, and reconciliations. 2.Three months ended as of June 30, 2026. See Appendix on slides 28-29 for definitions, terms, and reconciliations. Despite BTC Mining Headwinds, Lost Cost to Mine Drives Continued Profitability • Average global network hash rate up 9% in Q2 2026 vs Q2 2025 • Global network hash rate avg. 957 EH/s in Q2 2026 versus 876 EH/s in Q2 2025 • ‘Non-Power’ includes direct labor, miner insurance, miner and miner-related equipment repair, land lease, property taxes, network costs and other utilities expenses • Riot’s power strategy generated significant power curtailment credits of $10.1 million in Q2 2026, driving an all-in cost of power of 3.6c/kWh • Equates to $6,335 per BTC for the quarter Non-Power Power Non-Power Power

$10.6 $19.1 $21.1 $22.2 $37.3 7% 28% 26% 18% 28% 0% 10% 20% 30% 40% 50% $- $10.0 $20.0 $30.0 $40.0 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 • Since the acquisition of ESS Metron in December of 2021, Riot has already realized $23.8M in capex savings alone • Backlog of $177.1M, with 90% of this backlog originating from the data center sector • Strategically holding back capacity for Riot data center growth and continued integration of the Riot platform Cumulative Capex Savings to Riot Backlog Revenue / Gross Margin (%) 24 Engineering – A Key Component of Riot’s Vertical Integration Strategy 1. Three months ended as of June 30, 2026. $12.4 $23.0 $23.2 $23.8 $23.8 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 $118.7 $159.6 $227.0 $193.4 $177.1 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 14% 65% 21% Bitcoin Mining Data Centers Engineering Riot Revenue Breakdown Q2 20261

Company Profile 25 COMPANY SNAPSHOT Headquarters Denver, Colorado – ESS Metron Houston, Texas – E4A Solutions Employees 244 – ESS Metron 60 – E4A Solutions Key Leadership Beck Jonson, CEO – ESS Metron Alexandre Chacara, CEO – E4A Solutions Acquisition Dates December 2021 – ESS Metron December 2024 – E4A Solutions ESS METRON KEY OFFERINGS Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Revenue $10.6 $19.1 $21.1 $22.2 $37.3 % growth - 80.2% 10.5% 5.2% 68.0% Gross Profit $0.7 $5.4 $5.6 $4.0 $10.3 % margin 6.8% 28.2% 26.4% 18.2% 27.5% SUMMARY FINANCIALS ($M) SELECT CLIENTS MANUFACTURING Designs and manufactures power distribution equipment and engineered-to-order electrical products for large-scale industrial and governmental clients across the data center, power generation, utility, water, industrial, and alternative energy markets E4A SOLUTIONS KEY OFFERINGS SERVICES Provides electrical engineering solutions and services supporting the full lifecycle of electrical infrastructure, from design and engineering to commissioning and ongoing operations & maintenance R I O T E N G I N E E R I N G

Utilized by AMD as their Megalab for testing new products. Site of the first installation and testing of Helios, AMD’s next -generation AI GPU architecture. ROCKDALE DATA CENTER CAMPUS 26

Q2 2026 DATA FINANCIAL A P P E N D I X 27

Definitions, Terms, and Reconciliations (Unaudited)

COST OF POWER

The Company defines Cost of Power as the cost of power directly used in the process of mining Bitcoin, less power curtailment credits, divided by kilowatt ("kWh") hours used

	Three Months Ended					Six Months Ended	
	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	June 30, 2026	June 30, 2025
Total Cost of Power	$ 62,170	$ 82,370	$ 75,027	$ 72,317	$ 73,499	$ 145,816	$ 123,999
less: Power curtailment credits	(8,313)	(30,634)	(9,981)	(21,023)	(10,054)	(31,077)	(16,114)
Net Cost of Power	$ 53,857	$ 51,736	$ 65,046	$ 51,294	$ 63,445	$ 114,739	$ 107,885
kWh used	1,538,273,540	1,592,798,508	1,669,276,467	1,735,496,392	1,785,649,387	3,521,145,779	2,556,632,711
Cost of Power (c/kWh)	**$ 3.5**	**$ 3.2**	**$ 3.9**	**$ 3.0**	**$ 3.6**	**$ 3.3**	**$ 4.2**

COST TO MINE

The Company defines Cost to Mine as the direct cost to mine one Bitcoin, excluding Bitcoin miner depreciation, as calculated in the table below

	Three Months Ended					Six Months Ended	
	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	June 30, 2026	June 30, 2025
Cost of power for self-mining operations	$ 62,170	$ 82,370	$ 75,027	$ 72,317	$ 73,499	$ 145,816	$ 123,999
Other direct cost of revenue for self-mining operations[1][2], excluding Bitcoin miner depreciation	16,005	13,395	15,226	14,445	15,765	30,210	28,994
Cost of revenue for self-mining operations, excluding Bitcoin miner depreciation	78,175	95,765	90,253	86,762	89,264	176,026	152,993
Less: power curtailment credits[3]	(8,313)	(30,634)	(9,981)	(21,023)	(10,054)	(31,077)	(16,114)
Cost of revenue for self-mining operations, net of power curtailment credits, excluding Bitcoin miner depreciation	69,862	65,131	80,272	65,739	79,210	144,949	136,879
Bitcoin miner depreciation	60,252	60,106	60,154	76,086	64,622	140,708	117,314
Cost of revenue for self-mining operations, net of power curtailment credits, including Bitcoin miner depreciation	$ 130,114	$ 125,237	$ 140,426	$ 141,825	$ 143,832	$ 285,657	$ 254,193
Quantity of Bitcoin mined	1,426	1,406	1,324	1,473	1,587	3,060	2,956
Production value of one Bitcoin mined[4]	$ 98,800	$ 114,361	$ 99,482	$ 75,964	$ 71,667	$ 73,736	$ 95,991
Cost to mine one Bitcoin, excluding Bitcoin miner depreciation	**$ 48,992**	**$ 46,324**	**$ 60,619**	**$ 44,629**	**$ 49,912**	**$ 47,369**	**$ 46,305**
Cost to mine one Bitcoin, excluding Bitcoin miner depreciation, as a % of production value of one Bitcoin mined	49.6%	40.5%	60.9%	58.8%	69.6%	64.2%	48.2%
Cost to mine one Bitcoin, including Bitcoin miner depreciation	$ 91,244	$ 89,074	$ 106,045	$ 96,283	$ 90,631	$ 93,352	$ 85,992
Cost to mine one Bitcoin, including Bitcoin miner depreciation, as a % of production value of one Bitcoin mined	92.4%	77.9%	106.6%	126.7%	126.5%	126.6%	89.6%

1. Other direct cost of revenue includes compensation, insurance, repairs, and ground lease rent and related property tax.
2. Costs to finance the purchase of miners were zero in all periods presented as the miners were paid for with cash from the Company's cash balance. The seller did not provide any financing, nor did the Company borrow from a third-party to purchase the miners.
3. Power curtailment credits are credited against our power invoices as a result of temporarily pausing our operations to participate in ERCOT's Demand Response Service Programs. Our fixed-price power purchase contracts enable us to strategically curtail our mining operations and participate in these programs, which significantly lower our cost to mine bitcoin. These credits are recognized in Power Curtailment Credits on our Consolidated Statement of Operations, outside of cost of revenue.
4. Computed as revenue recognized from bitcoin mined divided by the quantity of bitcoin mined during the same period.

RIOT

28

Definitions, Terms, and Reconciliations (Unaudited)

GROSS PROFIT (NON-GAAP)

The Company defines Gross Profit as Fully Costed Gross Profit plus Power Curtailment Credits plus Depreciation and Amortization expense. The Company defines Fully Costed Gross Profit as Revenue less Cost of Revenue (excluding Depreciation and Amortization)

GROSS MARGIN (NON-GAAP)

The Company defines Gross Margin as Gross Profit divided by Revenue

	Three Months Ended					Six Months Ended	
	June 30,	September 30,	December 31,	March 31,	June 30,	June 30,	
Riot Platforms, Inc.:	2025	2025	2025	2026	2026	2026	2025
Revenue	$ 152,988	$ 180,229	$ 152,831	$ 167,219	$ 174,235	$ 341,454	$ 314,375
less Bitcoin Mining Cost of revenue	(78,175)	(95,765)	(90,253)	(86,762)	(89,264)	(176,026)	(152,993)
less Data Center Cost of revenue	-	-	-	(30,773)	(16,700)	(47,473)	-
less Engineering Cost of revenue	(9,858)	(13,707)	(15,522)	(18,141)	(27,030)	(45,171)	(21,664)
less Other Cost of revenue	(3,006)	-	-	-	-	-	(11,971)
less Depreciation and amortization expense	(83,197)	(82,929)	(102,759)	(97,734)	(97,784)	(195,518)	(161,123)
Fully Costed Gross Profit	**$ (21,248)**	**$ (12,172)**	**$ (55,703)**	**$ (66,191)**	**$ (56,543)**	**$ (122,734)**	**$ (33,376)**
plus Power curtailment credits	8,313	30,634	9,981	21,023	10,054	31,077	16,114
plus Depreciation and amortization	83,197	82,929	102,759	97,734	97,784	195,518	161,123
Gross Profit	**$ 70,262**	**$ 101,391**	**$ 57,037**	**$ 52,566**	**$ 51,295**	**$ 103,861**	**$ 143,861**
Gross Margin	**45.9%**	**56.3%**	**37.3%**	**31.4%**	**29.4%**	**30.4%**	**45.8%**
Bitcoin Mining:							
Bitcoin Mining Revenue	$ 140,889	$ 160,792	$ 131,736	$ 111,895	$ 113,736	$ 225,631	$ 283,748
less Bitcoin Mining Cost of revenue	(78,175)	(95,765)	(90,253)	(86,762)	(89,264)	(176,026)	(152,993)
less Depreciation and amortization expense of Bitcoin miners	(60,252)	(60,106)	(60,154)	(76,086)	(64,622)	(140,708)	(117,314)
Fully Costed Gross Profit - Bitcoin Mining	**$ 2,462**	**$ 4,921**	**$ (18,671)**	**$ (50,953)**	**$ (40,150)**	**$ (91,103)**	**$ 13,441**
plus Power curtailment credits	8,313	30,634	9,981	21,023	10,054	31,077	16,114
plus Depreciation and amortization expense of Bitcoin miners	60,252	60,106	60,154	76,086	64,622	140,708	117,314
Gross Profit - Bitcoin Mining	**$ 71,027**	**$ 95,661**	**$ 51,464**	**$ 46,156**	**$ 34,526**	**$ 80,682**	**$ 146,869**
Gross Margin - Bitcoin Mining	**50.4%**	**59.5%**	**39.1%**	**41.2%**	**30.4%**	**35.8%**	**51.8%**
Data Center:							
Data Center Revenue	$ -	$ -	$ -	$ 33,150	$ 23,213	$ 56,363	$ -
less Data Center Cost of revenue	-	-	-	(30,773)	(16,700)	(47,473)	-
less Depreciation and amortization expense	-	-	-	(212)	(574)	(786)	-
Fully Costed Gross Profit - Data Center	**$ -**	**$ -**	**$ -**	**$ 2,165**	**$ 5,939**	**$ 8,104**	**$ -**
plus Depreciation and amortization expense	-	-	-	212	574	786	-
Gross Profit - Data Center	**$ -**	**$ -**	**$ -**	**$ 2,377**	**$ 6,513**	**$ 8,890**	**$ -**
Gross Margin - Data Center	**-**	**-**	**-**	**7.2%**	**28.1%**	**15.8%**	**0.0%**
Data Center - Operating Leases:							
Data Center Operating Lease Revenue	$ -	$ -	$ -	$ 927	$ 4,895	$ 5,822	$ -
less Data Center Operating Lease Cost of revenue	-	-	-	(85)	(775)	(860)	-
less Depreciation and amortization expense	-	-	-	(212)	(574)	(786)	-
Fully Costed Gross Profit - Data Center - Operating Leases	**$ -**	**$ -**	**$ -**	**$ 630**	**$ 3,546**	**$ 4,176**	**$ -**
plus Depreciation and amortization expense	-	-	-	212	574	786	-
Gross Profit - Data Center - Operating Leases	**$ -**	**$ -**	**$ -**	**$ 842**	**$ 4,120**	**$ 4,962**	**$ -**
Gross Margin - Data Center - Operating Leases	**-**	**-**	**-**	**90.8%**	**84.2%**	**85.2%**	**0.0%**
Data Center - Tenant Fit-Out Services:							
Data Center Tenant Fit-Out Services Revenue	$ -	$ -	$ -	$ 32,222	$ 18,318	$ 50,541	$ -
less Data Center Tenant Fit-Out Services Cost of revenue	-	-	-	(30,688)	(15,925)	(46,613)	-
less Depreciation and amortization expense	-	-	-	-	-	-	-
Fully Costed Gross Profit - Data Center - Tenant Fit-Out Services	**$ -**	**$ -**	**$ -**	**$ 1,534**	**$ 2,393**	**$ 3,928**	**$ -**
plus Depreciation and amortization expense	-	-	-	-	-	-	-
Gross Profit - Data Center - Tenant Fit-Out Services	**$ -**	**$ -**	**$ -**	**$ 1,534**	**$ 2,393**	**$ 3,928**	**$ -**
Gross Margin - Data Center - Tenant Fit-Out Services	**-**	**-**	**-**	**4.8%**	**13.1%**	**7.8%**	**0.0%**
Engineering:							
Engineering Revenue	$ 10,576	$ 19,097	$ 21,095	$ 22,174	$ 37,286	$ 59,460	$ 24,496
less Engineering Cost of revenue	(9,858)	(13,707)	(15,522)	(18,141)	(27,030)	(45,171)	(21,664)
less Depreciation and amortization expense	(1,237)	(1,340)	(1,275)	(1,305)	(1,337)	(2,642)	(2,562)
Fully Costed Gross Profit - Engineering	**$ (519)**	**$ 4,050**	**$ 4,298**	**$ 2,728**	**$ 8,919**	**$ 11,647**	**$ 270**
plus Depreciation and amortization	1,237	1,340	1,275	1,305	1,337	2,642	2,562
Gross Profit - Engineering	**$ 718**	**$ 5,390**	**$ 5,573**	**$ 4,033**	**$ 10,256**	**$ 14,289**	**$ 2,832**
Gross Margin - Engineering	**6.8%**	**28.2%**	**26.4%**	**18.2%**	**27.5%**	**24.0%**	**11.6%**

RIOT

29

Q2 2026 Statement of Operations (Unaudited) 30

Q2 2026 Balance Sheet (Unaudited) 31

Non-GAAP Adjusted EBITDA (Unaudited) 32 * Indicates Non-GAAP measure. We use Adjusted EBITDA to eliminate the effects of certain non-cash and/or non-recurring items, that do not reflect our ongoing strategic business operations. Adjusted EBITDA is provided in addition to, and not as a substitute for, or as superior to, the comparable GAAP measure, Net Income. For a full reconciliation of the Non-GAAP measures we use to their comparable GAAP measures, see the discussion under the heading “Non-GAAP Measures”, under Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our June 30, 2026, Form 10-Q.

Riot Currently Trades Among the Lowest EV / MW Multiples in the Sector $8.9 $7.8 $6.3 $8.6 $5.4 $7.1 $3.7 $3.5 $2.9 EV / 2027 Available MW $3.5 ($M) 1,2 1. Sourced from FactSet as of August 3, 2026. Cash & Cash Equivalents, LT Debt, and BTC value used in calculation as of March 31, 2026. 2. Sourced from company filings, company presentations, press releases, management commentary, and S&P-451 Data Center Knowledge Base (DCKB). Includes only power capacity that is currently operational and under construction in North America. 33